Exhibit 99.1

LNB Bancorp, Inc. Reports Fourth Quarter and Full Year 2013 Results

  Fourth quarter 2013 net income available to common shareholders of $1.5 million, up 16% from a year-ago.
  Full year 2013 net income available to common shareholders of $5.5 million, up 14% from last year
  Loan balances increased by $19.8 million, or 2% over prior year
  Nonperforming assets declined by $6.6 million, or 23%, from 2012
  Announced redemption of all outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series B

LORAIN, Ohio--(BUSINESS WIRE)--January 30, 2014--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the fourth quarter and the full year ended December 31, 2013. For the fourth quarter 2013, net income was $1.7 million compared to $1.6 million for the fourth quarter of 2012. Net income available to common shareholders was $1.5 million for the fourth quarter of 2013, or $0.16 per common share, compared to $1.3 million, or $0.17 per common share, for the year-ago quarter.

“We are pleased to report another year of improved operating performance,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp. “We continue to make progress on improving credit quality. Non-performing assets declined $3.4 million in the fourth quarter and $6.6 million in the year 2013 compared to the same period in 2012. The ratio of non-performing assets to total assets at December 31, 2013, was 1.83%, down from 2.48% at the end of 2012.”

Noninterest income for the year was $12.1 million, up $379,000 compared to 2012. This includes service charges, and the sale of mortgage and commercial loans. “We implemented our focused SBA initiative in the fourth quarter. This initiative resulted in a gain on sale of SBA loans of $531,000 in the fourth quarter of 2013. We are excited about the opportunities that this new sales strategy presents for 2014”, said Klimas.

Net income for the year ended December 31, 2013 was $6.2 million, compared with net income of $6.1 million for 2012. Net income available to common shareholders for 2013 was $5.5 million, or $0.61 per common share, compared to $4.8 million for 2012, or $0.61 per common share.

Fourth Quarter Review

Net income for the fourth quarter of 2013 was $1.7 million, up $67,000, or 4%, from the fourth quarter of 2012, primarily as a result of a lower loan loss provision expense and net gains from sale of mortgage and commercial loans.

Operating revenue, including net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations, was $12.4 million for the fourth quarter of 2013, which was $267,000 less than the fourth quarter of the prior year. The net interest margin (FTE) for the fourth quarter of 2013 was 3.20%, a decline of 10 basis points from the 2012 fourth quarter.

Noninterest income was $3.3 million for the fourth quarter of 2013 compared to $3.4 million for the prior-year fourth quarter. Noninterest expense was $9 million for the fourth quarter of 2013 compared with $8.6 million for the fourth quarter of 2012, an increase of 4%.

The provision for loan losses was $1.0 million in the fourth quarter of 2013, down $775,000 from the 2012 fourth quarter, reflecting the Company’s improvement in credit quality. Net charge-offs were $1.3 million for the fourth quarter of 2013, or 0.58% of average loans (annualized), compared to $1.75 million, or 0.79% of average loans (annualized) in the fourth quarter of 2012.

The Company is focused on active capital management and is committed to maintaining strong capital levels while supporting balance sheet growth and enhancing returns to the Company’s shareholders. During the fourth quarter of 2013, the Company issued a notice to redeem all of the outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), and on January 17, 2014 completed the repurchase and redemption of the Series B Preferred Stock for an aggregate price of $9,147,000, plus approximately $74,000 of accrued but unpaid dividends. As a result of the repurchase and redemption the Company expects to save approximately $777,500 in dividends that otherwise would have been payable on the Series B Preferred Stock during 2014. The Series B Preferred Stock was originally issued by LNB in December 2008 as part of the U.S. Department of the Treasury’s Capital Purchase Program. The Treasury sold all of the Series B Preferred Stock to private investors through a modified Dutch auction that was completed in June 2012.

In connection with the retirement of Series B Preferred Stock, the Company completed the sale of 367,321 newly issued common shares to certain institutional investors, other third-party investors and certain directors of LNB in a private placement in December 2013 for approximately $3.68 million in gross proceeds. LNB retired the Series B Preferred Stock using the proceeds of the private placement along with cash from approximately $3,000,000 in borrowings under a line of credit with an unaffiliated financial institution and from LNB’s accumulated earnings and excess capital.

Full Year 2013 Review

Total assets at December 31, 2013 were $1.23 billion, up $52 million from 2012. Portfolio loans grew $19.8 million to $902 million at December 31, 2013, an increase of 2% from 2012. Total deposits at December 31, 2013 were $1.05 billion compared with $1.0 billion at 2012 year end.

Net interest income on a fully tax-equivalent basis (FTE) for 2013 was $36.2 million compared to $39.1 million for 2012. The net interest margin was 3.19% for 2013 compared to 3.49% for 2012.

Noninterest income for 2013 was $12.1 million, compared to $11.7 million for 2012.

Noninterest expense was $35.2 million in 2013, up slightly from $34.9 million in 2012.

The company continues to aggressively manage credit quality. During 2013, nonperforming assets declined by nearly $6.6 million, or 23%, to $22.6 million. For 2013, nonperforming assets comprised 1.83 % of total assets, compared to 2.48% of total assets, for 2012.

Net charge-offs were $4.5 million for 2013, or 0.51 % of average loans, compared to $6.7 million in 2012, or 0.77% of average loans.

The allowance for loan losses was $17.5 million at December 31, 2013, or 1.94% of total loans, compared to $17.6 million at December 31, 2012, or 2.0% of total loans. For the year 2013, the provision for loan losses was $4.4 million compared to the 2012 provision of $7.2 million.

All regulatory ratios continue to exceed the threshold for “well-capitalized.” As of December 31, 2013 Tier 1 leverage ratio totaled 9.22%, Tier 1 risk-based capital ratio totaled 11.64% and Total risk-based capital ratio totaled 12.90%. Tangible Common Equity improved by 79 basis points to 6.77%.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, funding any repurchase or redemption of the Company’s outstanding preferred stock; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At December 31, 2013	At December 31, 2012
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from banks	$36,717	$24,139
Federal funds sold and interest bearing deposits in banks	15,555	6,520
Cash and cash equivalents	52,272	30,659
Securities available for sale, at fair value	216,122	203,763
Restricted stock	5,741	5,741
Loans held for sale	4,483	7,634
Loans:
Portfolio loans	902,299	882,548
Allowance for loan losses	(17,505)	(17,637)
Net loans	884,794	864,911
Bank premises and equipment, net	8,198	8,721
Other real estate owned	579	1,366
Bank owned life insurance	19,362	18,611
Goodwill, net	21,582	21,582
Intangible assets, net	457	594
Accrued interest receivable	3,621	3,726
Other assets	13,046	10,946
Total Assets	$1,230,257	$1,178,254

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$148,961	$139,894
Savings, money market and interest-bearing demand	393,778	377,287
Certificates of deposit	502,850	482,411
Total deposits	1,045,589	999,592
Short-term borrowings	4,576	1,115
Federal Home Loan Bank advances	46,708	46,508
Junior subordinated debentures	16,238	16,238
Accrued interest payable	789	882
Accrued taxes, expenses and other liabilities	4,901	3,775
Total Liabilities	1,118,801	1,068,110
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at December 31, 2013 and December 31, 2012.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 7,689 shares authorized and issued at December 31, 2013 and 18,880 shares at December 31, 2012.	7,689	18,880
Discount on Series B preferred stock	(19)	(65)
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,001,717 at December 31, 2013 and 8,272,548 at December 31, 2012.	10,002	8,273
Additional paid-in capital	51,098	39,141
Retained earnings	53,966	48,767
Accumulated other comprehensive income (loss)	(5,188)	1,240
Treasury shares at cost, 328,194 shares at December 31, 2013 and at December 31, 2012	(6,092)	(6,092)
Total Shareholders' Equity	111,456	110,144
Total Liabilities and Shareholders' Equity	$1,230,257	$1,178,254

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2013	2012	2013	2012
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$9,118	$9,556	$36,409	$39,794
Securities:
U.S. Government agencies and corporations	971	991	3,587	4,677
State and political subdivisions	304	290	1,191	1,157
Other debt and equity securities	127	75	464	285
Federal funds sold and short-term investments	5	8	28	35
Total interest income	10,525	10,920	41,679	45,948
Interest Expense
Deposits	1,153	1,336	4,838	5,944
Federal Home Loan Bank advances	159	224	628	865
Short-term borrowings	6	1	7	1
Junior subordinated debenture	172	171	683	699
Total interest expense	1,490	1,732	6,156	7,509
Net Interest Income	9,035	9,188	35,523	38,439
Provision for Loan Losses	1,025	1,800	4,375	7,242
Net interest income after provision for loan losses	8,010	7,388	31,148	31,197
Noninterest Income
Investment and trust services	377	373	1,555	1,563
Deposit service charges	901	953	3,509	3,811
Other service charges and fees	820	768	3,279	3,082
Income from bank owned life insurance	240	241	752	742
Other income (loss)	186	263	521	877
Total fees and other income	2,524	2,598	9,616	10,075
Securities gains, net	-	143	178	189
Gains on sale of loans	707	659	2,324	1,575
Gain (loss) on sale of other assets, net	25	(24)	8	(92)
Total noninterest income	3,256	3,376	12,126	11,747
Noninterest Expense
Salaries and employee benefits	4,607	4,535	18,058	16,768
Furniture and equipment	1,075	1,078	4,234	4,060
Net occupancy	609	543	2,310	2,207
Professional fees	457	561	1,870	2,034
Marketing and public relations	278	277	1,216	1,231
Supplies, postage and freight	236	308	1,045	1,091
Telecommunications	168	195	669	731
Ohio Franchise tax	299	305	1,213	1,232
FDIC assessments	266	172	1,039	1,304
Other real estate owned	102	156	382	570
Loan and collection expense	397	99	1,427	1,150
Other expense	489	405	1,724	2,525
Total noninterest expense	8,983	8,634	35,187	34,903
Income before income tax expense	2,283	2,130	8,087	8,041
Income tax expense	577	491	1,926	1,934
Net Income	$1,706	$1,639	$6,161	$6,107
Dividends and accretion on preferred stock	163	310	646	1,266
Net Income Available to Common Shareholders	$1,543	$1,329	$5,515	$4,841

Net Income Per Common Share
Basic	$0.16	$0.17	$0.61	$0.61
Diluted	0.16	0.17	0.61	0.61
Dividends declared	0.01	0.01	0.04	0.04
Average Common Shares Outstanding
Basic	9,379,355	7,944,354	9,050,901	7,939,433
Diluted	9,404,651	7,949,118	9,070,890	7,943,918

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
END OF PERIOD BALANCES	2013	2013	2013	2013	2012	2013	2012
Cash and Cash Equivalents	$52,272	$47,090	$49,534	$54,954	$30,659	$52,272	$30,659
Securities	216,122	215,290	228,766	223,173	203,763	216,122	203,763
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	4,483	2,110	3,423	6,250	7,634	4,483	7,634
Portfolio loans	902,299	891,300	882,896	889,931	882,548	902,299	882,548
Allowance for loan losses	17,505	17,791	17,815	17,806	17,637	17,505	17,637
Net loans	884,794	873,509	865,081	872,125	864,911	884,794	864,911
Other assets	66,845	66,762	65,701	68,940	65,546	66,845	65,546
Total assets	$1,230,257	$1,210,502	$1,218,246	$1,231,183	$1,178,254	$1,230,257	$1,178,254
Total deposits	1,045,589	1,032,245	1,039,279	1,049,176	999,592	1,045,589	999,592
Other borrowings	67,522	64,539	64,704	64,684	63,861	67,522	63,861
Other liabilities	5,690	5,757	5,369	7,118	4,657	5,690	4,657
Total liabilities	1,118,801	1,102,541	1,109,352	1,120,978	1,068,110	1,118,801	1,068,110
Total shareholders' equity	111,456	107,961	108,894	110,205	110,144	111,456	110,144
Total liabilities and shareholders' equity	$1,230,257	$1,210,502	$1,218,246	$1,231,183	$1,178,254	$1,230,257	$1,178,254

AVERAGE BALANCES
Assets:
Total assets	$1,221,830	$1,213,502	$1,233,694	$1,195,630	$1,198,845	$1,216,228	$1,196,003
Earning assets*	1,137,943	1,130,695	1,147,869	1,113,292	1,124,703	1,132,514	1,117,487
Securities	214,860	222,229	225,644	207,791	224,876	217,882	226,826
Portfolio loans	899,899	883,321	882,499	884,893	883,228	887,866	869,454
Liabilities and shareholders' equity:
Total deposits	$1,041,763	$1,036,149	$1,053,952	$1,016,968	$1,013,808	$1,037,273	$1,011,511
Interest bearing deposits	891,589	896,937	914,652	879,208	870,551	895,634	874,434
Interest bearing liabilities	956,866	961,636	979,260	943,566	935,239	960,372	939,519
Total shareholders' equity	109,814	108,025	110,619	110,416	116,573	109,712	115,423

INCOME STATEMENT
Total Interest Income	$10,525	$10,304	$10,576	$10,274	$10,920	$41,679	$45,948
Total Interest Expense	1,490	1,529	1,567	1,570	1,732	6,156	7,509
Net interest income	9,035	8,775	9,009	8,704	9,188	35,523	38,439
Provision for loan losses	1,025	950	1,050	1,350	1,800	4,375	7,242
Other income	2,524	2,062	2,519	2,511	2,598	9,616	10,075
Net gain on sale of assets	732	404	553	821	778	2,510	1,672
Noninterest expense	8,983	8,301	8,622	9,281	8,634	35,187	34,903
Income before income taxes	2,283	1,990	2,409	1,405	2,130	8,087	8,041
Income tax expense	577	471	586	292	491	1,926	1,934
Net income	1,706	1,519	1,823	1,113	1,639	6,161	6,107
Preferred stock dividend and accretion	163	109	117	257	310	646	1,266
Net income available to common shareholders	$1,543	$1,410	$1,706	$856	$1,329	$5,515	$4,841
Common cash dividend declared and paid	$93	$93	$93	$79	$79	$358	$317

Net interest income-FTE (1)	$9,192	$8,934	$9,169	$8,860	$9,339	$36,156	$39,050
Total Operating Revenue (4)	$12,448	$11,400	$12,241	$12,192	$12,715	$48,282	$50,797

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2013	2013	2013	2013	2012	2013	2012
PER SHARE DATA
Basic net income per common share	$0.16	$0.15	$0.18	$0.10	$0.17	$0.61	$0.61
Diluted net income per common share	0.16	0.15	0.18	0.10	0.17	0.61	0.61
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	0.04	0.04
Book value per common shares outstanding	10.73	10.62	10.36	10.87	11.50	10.73	11.50
Tangible book value per common shares outstanding**	8.45	8.25	8.35	8.49	8.70	8.45	8.70
Period-end common share market value	10.03	9.40	8.59	8.31	5.90	10.03	5.90
Market as a % of tangible book	118.69%	113.93%	102.90%	97.93%	67.82%	118.69%	67.82%
Basic average common shares outstanding	9,379,355	9,303,702	9,303,702	8,201,120	7,944,354	9,050,901	7,939,433
Diluted average common shares outstanding	9,404,651	9,323,657	9,319,142	8,212,038	7,949,556	9,070,890	7,943,918
Common shares outstanding	9,673,523	9,303,702	9,303,702	9,303,702	7,944,354	9,673,523	7,944,354

KEY RATIOS
Return on average assets (2)	0.55%	0.50%	0.59%	0.38%	0.54%	0.51%	0.51%
Return on average common equity (2)	6.16%	5.58%	6.61%	4.09%	5.59%	5.62%	5.29%
Efficiency ratio	72.16%	72.82%	70.44%	76.12%	67.90%	72.88%	68.71%
Noninterest expense to average assets (2)	2.92%	2.71%	2.80%	3.15%	2.87%	2.89%	2.92%
Average equity to average assets	8.99%	8.90%	8.97%	9.23%	9.72%	9.02%	9.65%
Net interest margin (FTE) (1)	3.20%	3.13%	3.20%	3.23%	3.30%	3.19%	3.49%
Common stock dividend payout ratio	6.10%	6.61%	5.46%	9.59%	5.88%	6.56%	6.56%
Common stock market capitalization	$97,025	$87,455	$79,919	$77,314	$46,872	$97,025	$46,872

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,791	$17,815	$17,806	$17,637	$17,587	17,637	17,063
Provision for loan losses	1,025	950	1,050	1,350	1,800	4,375	7,242
Charge-offs	1,570	1,354	1,667	1,428	2,201	6,019	7,578
Recoveries	259	380	626	247	451	1,512	910
Net charge-offs	1,311	974	1,041	1,181	1,750	4,507	6,668
Allowance for loan losses, end of period	$17,505	$17,791	$17,815	$17,806	$17,637	$17,505	$17,637

Nonperforming Assets
Nonperforming loans	$21,986	$24,977	$26,605	$28,514	$27,796	$21,986	$27,796
Other real estate owned	579	951	1,149	1,215	1,366	579	1,366
Total nonperforming assets	$22,565	$25,928	$27,754	$29,729	$29,162	$22,565	$29,162

Ratios
Total nonperforming loans to total loans	2.44%	2.80%	3.01%	3.20%	3.15%	2.44%	3.15%
Total nonperforming assets to total assets	1.83%	2.14%	2.28%	2.41%	2.48%	1.83%	2.48%
Net charge-offs to average loans (2)	0.58%	0.44%	0.47%	0.54%	0.79%	0.51%	0.77%
Provision for loan losses to average loans (2)	0.45%	0.43%	0.48%	0.62%	0.81%	0.49%	0.83%
Allowance for loan losses to portfolio loans	1.94%	2.00%	2.02%	2.00%	2.00%	1.94%	2.00%
Allowance to nonperforming loans	79.62%	71.23%	66.96%	62.45%	63.45%	79.62%	63.45%
Allowance to nonperforming assets	77.58%	68.62%	64.19%	59.89%	60.48%	77.58%	60.48%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	6.77%	6.64%	6.49%	6.53%	5.98%	6.77%	5.98%
Average equity to assets	8.99%	8.90%	8.97%	9.23%	9.72%	9.02%	9.65%
Average equity to loans	12.20%	12.23%	12.53%	12.48%	13.20%	12.36%	13.28%
Average loans to deposits	86.38%	85.25%	83.73%	87.01%	87.12%	85.60%	85.96%
Tier 1 leverage ratio (3)	9.22%	8.95%	8.73%	8.88%	8.79%	9.22%	8.79%
Tier 1 risk-based capital ratio (3)	11.63%	11.40%	11.36%	11.05%	11.21%	11.63%	11.21%
Total risk-based capital ratio (3)	12.89%	12.65%	12.62%	12.31%	12.47%	12.89%	12.47%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) 12-31-13 ratio is estimated.
(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126